UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 1, 2005

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 1, 2005, the Board of Directors of Knight Transportation, Inc., an Arizona corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, unanimously approved the appointment of Kathryn L. Munro to fill a vacancy on the Board created by the resignation of Matt Salmon on March 16, 2005. Ms. Munro was appointed as a Class II director, and qualifies as an “independent director” under applicable New York Stock Exchange rules. The Board of Directors has not yet determined the committees of the Board to which Ms. Munro will be named, but is expected to make committee assignments at its meeting scheduled for May 26, 2005. Following that meeting, the Company will file an amendment to this report to provide information regarding the committees to which Ms. Munro has been named.

Ms. Munro currently is a principal of BridgeWest, LLC, a private equity investment firm specializing in wireless technology companies, and was the Chairperson of BridgeWest from February 1999 until July 2003. From 1996 to 1998, she served as Chief Executive Officer of Bank of America’s Southwest Banking Group, and was President of Bank of America Arizona from 1994 to 1996. Ms. Munro has served on the boards of directors of Flow International Corporation, a Seattle-based manufacturer of industrial tools, since 1996; Pinnacle West Capital Corporation, the holding company of Arizona Public Service and Pinnacle West Energy, since 2000; and Capitol Bancorp Limited, a Michigan-based multi-bank holding company, since 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: April 7, 2005	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer